                   COVER-ALL TECHNOLOGIES INC. REPORTS FOURTH
             QUARTER AND YEAR-END 2002 PROFITABLE OPERATING RESULTS
             ------------------------------------------------------

FAIR LAWN, NEW JERSEY (March 4, 2003) - Cover-All Technologies Inc. (OTC Bulletin Board: COVR.OB), a Delaware corporation ("Cover-All" or the "Company"), today announced revenues and earnings from operations for the quarter and year ended December 31, 2002.

Net income for the three months ended December 31, 2002 was $1,297,000, or $0.09 per share, compared to $26,000, or $0.00 per share, in the same quarter of 2001. Revenues for the three months ended December 31, 2002 were $3,380,000 compared to $1,543,000 in the same period in 2001.

Net income for the twelve months ended December 31, 2002 and 2001 was $877,000, or $0.06 per share, and $55,000, or $0.00 per share, respectively. The results for 2001 include an extraordinary gain on the extinguishment of debt of $804,000 (net of income taxes of $536,000), or $0.05 per share, that was recognized in the quarter ended June 30, 2001.

For the twelve months ended December 31, 2002, revenues were $8,142,000 as compared to $6,263,000 in the same period in 2001. This represents a 30% increase in revenues over the same period in 2001. Total cost of revenues decreased for the twelve months ended December 31, 2002 from $4,863,000 to $4,317,000, a decrease of $546,000 or 11% over the same period in 2001. Total expenses decreased 6% in 2002 over 2001.

John Roblin, Chairman of the Board of Directors, President and Chief Executive Officer of the Company, stated: "The fiscal year 2002 was an encouraging one for Cover-All especially considering the difficult and uncertain economic climate. Our 2002 results include earnings per share of $.06, operating profits exceeding $906,000 and earnings before interest, taxes, depreciation and amortization (EBITDA) of $1,868,000 - all of which represent unprecedented levels of financial performance for Cover-All since Cover-All Systems became the sole operating company of Cover-All Technologies in 1996. Revenues were up and our recurring revenue (ASP and maintenance) grew to $4,902,000, another record achievement for the Company.

As we move into 2003, we are also encouraged by the response to our new solution offering My Insurance Center, which was introduced in December 2001. We expect to introduce a number of exciting new capabilities in 2003 that will further enhance our integrated, "real time" solutions.

We are proud of our progress in 2002 and look forward to the opportunities in 2003."

ABOUT COVER-ALL TECHNOLOGIES INC.

Cover-All Technologies Inc., since 1981, has been a leader in developing sophisticated solutions for the property and casualty insurance market - the first to deliver and maintain standard commercial rating and issuance software products. Cover-All continues to expand its insurance solutions while providing superior levels of solution alternatives and service to the industry.

With our extensive insurance knowledge, our experience and our commitment to quality, Cover-All continues its tradition of developing technology solutions designed to revolutionize the way the property and casualty insurance business is conducted.

Additional information is available on line at www.cover-all.com.
                                               ------------------

Cover-All, My Insurance Center (MIC) and Insurance Policy Database (IPD) are trademarks of Cover-All Technologies Inc. All other company and product names mentioned are trademarks or registered trademarks of their respective holders.

Statements in this press release, other than statements of historical information, are forward-looking statements that are made pursuant to the safe harbor provisions of the private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks which may cause the Company's actual results in future periods to differ materially from expected results. Those risks include, among others, risks associated with increased competition, customer decisions, delays in productivity programs and new product introductions, and other business factors beyond the Company's control. Those and other risks are described in Company's filings with the Securities and Exchange Commission (SEC) over the last 12 months, copies of which are available from the SEC or may be obtained upon request from the Company.



Contact:
Cover-All Technologies Inc.
Fair Lawn, New Jersey
Ms. Ann Massey
201/794-4800

The following is a summary of operating highlights for the three and twelve months ended December 31, 2002 and 2001.

                                 COVER-ALL TECHNOLOGIES INC. AND SUBSIDIARIES
                                              OPERATING HIGHLIGHTS

                                                       THREE MONTHS ENDED                 TWELVE MONTHS ENDED
                                                       ------------------                 -------------------
                                                           DECEMBER 31,                       DECEMBER 31,
                                                           ------------                       ------------
                                                    2 0 0 2          2 0 0 1           2 0 0 2          2 0 0 1
                                                    -------          -------           -------          -------
REVENUES:
     Licenses
     Maintenance                                 $  1,772,000     $     10,000      $  2,180,000      $    246,000
     Professional Services                          1,108,000        1,136,000         4,389,000         4,370,000
     Application Service Provider
        Services ("ASP")                              367,000          265,000         1,060,000         1,249,000
                                                      133,000          132,000           513,000           398,000
                                                 ------------     ------------      ------------      ------------

     TOTAL REVENUES                                 3,380,000        1,543,000         8,142,000         6,263,000
                                                 ------------     ------------      ------------      ------------
COSTS AND EXPENSES:
                                                    1,324,000        1,090,000         4,317,000         4,863,000
     Cost of Sales                                    155,000          101,000           599,000           413,000
     Research and Development                         204,000          287,000           901,000         1,264,000
     Sales and Marketing                              488,000          328,000         1,418,000         1,366,000
     General and Administrative
     Allowance for Doubtful
         Accounts                                          --               --                --          (58,000)
     Other Income                                          --               --                --          (225,000)
     Interest Expense, Net                             51,000           38,000           169,000           252,000
                                                 ------------     ------------      ------------      ------------

TOTAL COSTS AND EXPENSES                            2,222,000        1,844,000         7,404,000         7,875,000
                                                 ------------     ------------      ------------      ------------
     INCOME (LOSS) BEFORE INCOME
        TAX BENEFIT                              $  1,158,000     $   (301,000)     $    738,000      $ (1,612,000)
                                                 ------------     ------------      ------------      ------------

     INCOME TAX BENEFIT                               139,000          327,000           139,000           863,000

INCOME (LOSS) BEFORE
    EXTRAORDINARY ITEMS                             1,297,000           26,000           877,000          (749,000)

EXTRAORDINARY ITEM - GAIN ON
    EXTINGUISHMENT OF DEBT (NET
    OF INCOME TAX OF 536,000)                              --               --                --           804,000
                                                 ------------     ------------      ------------      ------------
     NET INCOME                                  $  1,297,000     $     26,000      $    877,000      $     55,000
                                                 ============     ============      ============      ============

BASIC EARNINGS (LOSS)
    PER COMMON SHARE BEFORE
    EXTRAORDINARY ITEMS                          $       0.09     $       0.00      $       0.06      $      (0.05)
                                                 ============     ============      ============      ============

EXTRAORDINARY ITEM                               $       0.00     $       0.00      $       0.00      $       0.05
                                                 ============     ============      ============      ============

BASIC EARNINGS
    PER COMMON SHARE                             $       0.09     $       0.00      $       0.06      $       0.00
                                                 ============     ============      ============      ============

DILUTED EARNINGS
    PER COMMON SHARE                             $       0.07     $       0.00      $       0.04      $       0.00
                                                 ============     ============      ============      ============